EXXON MOBIL CORPORATION	EXHIBIT 99.2

To assist investors in assessing 4Q20 results, the following disclosures have been made available in this 8-K filing:
-	Identified items of $(4.73) per share assuming dilution, as noted on page 1 of the news release
-	A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 8 and attachment V of the news release

4Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings (Loss), $M	4Q20	3Q20	2Q20	1Q20	4Q19
Upstream
United States	(16,803)	(681)	(1,197)	(704)	68
Non-U.S.	(1,729)	298	(454)	1,240	6,069
Total	(18,532)	(383)	(1,651)	536	6,137
Downstream
United States	(514)	(136)	(101)	(101)	895
Non-U.S.	(697)	(95)	1,077	(510)	3
Total	(1,211)	(231)	976	(611)	898
Chemical
United States	461	357	171	288	(2)
Non-U.S.	230	304	296	(144)	(353)
Total	691	661	467	144	(355)

Corporate and financing	(1,018)	(727)	(872)	(679)	(990)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	(20,070)	(680)	(1,080)	(610)	5,690
Earnings (Loss) per common share (U.S. GAAP)	(4.70)	(0.15)	(0.26)	(0.14)	1.33
Earnings (Loss) per common share
- assuming dilution (U.S. GAAP)	(4.70)	(0.15)	(0.26)	(0.14)	1.33

Exploration expenses, including dry holes	595	188	214	288	357

Capital and Exploration Expenditures, $M
Upstream
United States	1,122	1,260	1,637	2,798	2,848
Non-U.S.	1,812	1,534	1,940	2,328	3,243
Total	2,934	2,794	3,577	5,126	6,091
Downstream
United States	488	390	719	747	725
Non-U.S.	674	382	334	487	635
Total	1,162	772	1,053	1,234	1,360
Chemical
United States	435	407	563	597	786
Non-U.S.	240	157	132	185	213
Total	675	564	695	782	999
Other	—	3	2	1	10

Total Capital and Exploration Expenditures	4,771	4,133	5,327	7,143	8,460

Effective Income Tax Rate, %	22%	(198)%	29%	481%	20%

Common Shares Outstanding, millions
At quarter end	4,233	4,228	4,228	4,228	4,234
Average - assuming dilution	4,272	4,271	4,271	4,270	4,269

Total Cash and Cash Equivalents, $B	4.4	8.8	12.6	11.4	3.1

Total Debt, $B	67.6	68.8	69.5	59.6	46.9

Cash Flow from Operations and Asset Sales, $M
Net cash provided by operating activities	4,005	4,389	—	6,274	6,352
Proceeds associated with asset sales	770	100	43	86	3,092
Cash flow from operations and asset sales	4,775	4,489	43	6,360	9,444
Changes in operational working capital	114	(863)	1,460	942	1,641
Cash flow from operations and asset sales excluding working capital	4,889	3,626	1,503	7,302	11,085

EXXON MOBIL CORPORATION

4Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	4Q20	3Q20	2Q20	1Q20	4Q19
liquids, bitumen and synthetic oil, kbd
United States	719	692	628	699	665
Canada / Other Americas	619	487	483	558	487
Europe	32	26	31	30	93
Africa	258	297	333	360	366
Asia	658	735	783	795	780
Australia / Oceania	39	49	48	38	45
Total liquids production	2,325	2,286	2,306	2,480	2,436

Natural gas production available for sale, mcfd
United States	2,686	2,611	2,642	2,825	2,713
Canada / Other Americas	253	269	269	317	287
Europe	848	401	619	1,293	1,508
Africa	12	11	4	7	10
Asia	3,225	3,791	3,218	3,710	3,753
Australia / Oceania	1,161	1,233	1,238	1,244	1,224
Total natural gas production available for sale	8,185	8,316	7,990	9,396	9,495

Total worldwide liquids and gas production, koebd [1]	3,689	3,672	3,638	4,046	4,018

Refinery throughput, kbd
United States	1,594	1,601	1,440	1,558	1,675
Canada	359	341	278	383	322
Europe	1,130	1,183	1,085	1,295	1,304
Asia Pacific	522	486	568	637	570
Other Non-U.S.	150	148	145	187	182
Total refinery throughput	3,755	3,759	3,516	4,060	4,053

Petroleum product sales, kbd
United States	2,128	2,297	1,959	2,231	2,356
Canada	415	446	353	456	444
Europe	1,227	1,253	1,130	1,403	1,456
Asia Pacific	645	614	640	708	729
Other Non-U.S.	418	413	355	489	497
Total petroleum product sales	4,833	5,023	4,437	5,287	5,482

Gasolines, naphthas	2,039	2,077	1,736	2,122	2,276
Heating oils, kerosene, diesel	1,739	1,750	1,649	1,867	1,903
Aviation fuels	172	152	147	383	399
Heavy fuels	237	242	262	256	217
Specialty products	646	802	643	659	687
Total petroleum product sales	4,833	5,023	4,437	5,287	5,482

Chemical prime product sales, kt
United States	2,467	2,363	1,985	2,195	2,294
Non-U.S.	4,176	4,261	3,960	4,042	4,275
Total chemical prime product sales	6,643	6,624	5,945	6,237	6,569

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

EXXON MOBIL CORPORATION

4Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	4Q20 vs. 4Q19	4Q20 vs. 3Q20	2020 vs. 2019
Upstream
Prior Period	6,137	-383	14,442
Realization	-2,150	650	-11,210
Volume / Mix	20	160	-300
Other	-22,540	-18,960	-22,960
Identified Items	-23,220	-19,270	-24,130
Expenses	350	-90	960
Forex	-60	-90	100
Other	390	490	110
Current Period	-18,532	-18,532	-20,030
Downstream
Prior Period	898	-231	2,323
Margin	-1,540	-430	-3,820
Volume / Mix	-30	120	370
Market Demand	-100	-40	-620
Manufacturing / Yield	70	160	990
Other	-540	-670	50
Expenses (Other)	440	-300	1,290
Identified Items	-520	-530	-850
LIFO / Other	-460	160	-390
Current Period	-1,211	-1,211	-1,077
Chemical
Prior Period	-355	661	592
Margin	790	300	930
Volume / Mix	30	30	-150
Other	230	-300	590
Identified Items	-20	-140	-120
Expenses	340	-80	710
LIFO / Other	-90	-80	—
Current Period	691	691	1,963

Upstream Volume Factor Analysis, koebd
Prior Period	4,018	3,672	3,952
Downtime / Maintenance	66	34	50
Growth / Decline	56	46	92
Entitlements / Divestments	-180	-91	-93
Government Mandates	-188	-48	-110
Demand / Other	-83	76	-130
Current Period	3,689	3,689	3,761

EXXON MOBIL CORPORATION

4Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Sources and Uses of Funds, $M	4Q20
Beginning Cash	8,832
Earnings	-20,070
Asset Impairments	19,273
Depreciation	5,030
Working Capital / Other	-228
Proceeds Associated with Asset Sales	770
PP&E Adds / Investments and Advances[1]	-4,072
Shareholder Distributions	-3,715
Debt / Other Financing	-1,456
Ending Cash	4,364

1 PP&E Adds / Investments and Advances includes PP&E adds of ($3.6B) and net advances of ($0.4B).

Average Realization Data	4Q20	3Q20	2Q20	1Q20	4Q19
United States
ExxonMobil
Crude ($/b)	39.06	36.80	21.79	42.82	55.61
Natural Gas ($/kcf)	2.20	1.62	1.57	1.69	2.16

Benchmarks
WTI ($/b)	42.56	40.91	27.80	45.97	56.98
ANS-WC ($/b)	44.75	42.74	30.06	51.45	64.38
Henry Hub ($/mbtu)	2.67	1.98	1.71	1.95	2.50

Non-U.S.
ExxonMobil
Crude ($/b)	37.86	38.30	20.91	41.96	56.61
Natural Gas ($/kcf)	4.85	3.41	4.07	5.60	5.89
European NG ($/kcf)	4.87	3.25	2.67	4.68	5.15

Benchmarks
Brent ($/b)	44.22	43.00	29.20	50.26	63.26

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the fourth quarter of 2020. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.